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                                                                    EXHIBIT 11.1

                             CARRIAGE SERVICES, INC.
                        COMPUTATION OF PER SHARE EARNINGS
               (UNAUDITED AND IN THOUSANDS, EXCEPT PER SHARE DATA)


Earnings per share for the three and six month periods ended June 30, 2000 and 2001 is calculated based on the weighted average number of common and common equivalent shares outstanding during the period as prescribed by SFAS 128. The following table sets forth the computation of the basic and diluted earnings per share for the three and six month periods ended June 30, 2000 and 2001:

                                                                       THREE MONTHS                  SIX MONTHS
                                                                      ENDED JUNE 30,               ENDED JUNE 30,
                                                              -----------------------------  ---------------------------
                                                                    2000           2001           2000          2001
                                                              --------------  -------------  -------------  ------------
Net income (loss) before cumulative effect on prior
years of the change in accounting principle                    $       (770)   $     2,125    $       988    $    5,922
Cumulative effect on prior years of the change in
accounting principle                                                     --             --        (38,993)           --
                                                              --------------  -------------  -------------  ------------
Net income (loss)                                                      (770)   $     2,125        (38,005)   $    5,922
Preferred stock dividends                                                20             12             41            32
                                                              --------------  -------------  -------------  ------------
Net income (loss) available to common stockholders for
basic EPS computation                                                  (790)         2,113        (38,046)        5,890
Effect of dilutive securities                                            --             12             --            32
                                                              --------------  -------------  -------------  ------------
Net income (loss) available to common stockholders for
diluted EPS computation                                        $       (790)   $     2,125    $   (38,046)   $    5,922
                                                              ==============  =============  =============  ============

Weighted average number of common shares
outstanding for basic EPS computation                                16,027         16,592         16,002        16,549
Effect of dilutive securities:
     Stock options                                                       --            898             --           683
     Assumed conversion of preferred stock                               --            161             --           293
                                                              --------------  -------------  -------------  ------------
Weighted average number of common and common
equivalent shares outstanding for diluted EPS
computation                                                          16,027         17,651         16,002        17,525
                                                              ==============  =============  =============  ============

Basic earnings (loss) per common share:
     Net income (loss) before cumulative effect on prior
years of the change in accounting principle                    $       (.05)   $       .13    $       .06    $      .36
     Cumulative effect of the change of accounting
principle, net                                                           --             --          (2.44)           --
                                                              --------------  -------------  -------------  ------------
     Net income (loss)                                         $       (.05)   $       .13    $     (2.38)   $      .36
                                                              ==============  =============  =============  ============

Diluted earnings (loss) per common share:
     Net income (loss) before cumulative effect on prior
years of the change in accounting principle                    $       (.05)   $       .12    $       .06    $      .34
     Cumulative effect of the change of accounting
principle, net                                                           --             --          (2.44)           --
                                                              --------------  -------------  -------------  ------------
     Net income (loss)                                         $       (.05)   $       .12    $     (2.38)   $      .34
                                                              ==============  =============  =============  ============

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